MSB FINANCIAL CORP. RELEASES FOURTH QUARTER EARNINGS

Millington, New Jersey, February 12, 2016 – MSB Financial Corp. (NASDAQ: MSBF) (the “Company”) parent company of Millington Bank, reported today the results of its operations for the three and twelve months ended December 31, 2015.  The results of operations reflect the results of operations of MSB Financial Corp., a federal corporation (“Old MSB”) which was merged with and into the Company on July 16, 2015 upon completion of the second-step conversion transaction.

The Company reported net income of $2,000 for the three months ended December 31, 2015, compared to a net loss of $9,000 for the three months ended December 31, 2014. Net income for the twelve months ended December 31, 2015 was $443,000 compared to net income of $707,000 for the twelve months ended December 31, 2014. Net income for the quarter and the full year 2015 reflect the impact of $457,000 of charges related to the conversion from the Company’s existing core data processor as previously disclosed. In addition, the Company recorded expense of approximately $60,000 related to the conversion from its current website provider.

Net income per diluted common share was zero for both the three months ended December 31, 2015 and December 31, 2014. Net income per diluted common share was $0.08 for the twelve months ended December 31, 2015 compared to $0.13 for the twelve months ended December 31, 2014.

Total assets were $375.7 million at December 31, 2015, compared to $340.3 million at December 31, 2014, an increase of $35.4 million or 10.4%. On July 16, 2015, the Company sold 3,766,592 shares of its common stock (including 150,663 shares sold to the Bank’s employee stock ownership plan) at $10.00 per share, for gross proceeds of approximately $37.7 million. In addition, 2,187,242 shares were issued to former holders of the common stock of Old MSB (other than the MHC) in exchange for such shares at a per share exchange ratio of 1.1397 with cash paid in lieu of fractional shares. During 2015, the Company experienced growth of $30.9 million or 13.3%, in loans receivable, net. Commercial and multi-family real estate loans had the most growth during 2015 as the Company continues to diversify its loan portfolio.

The following table summarizes loan balances and composition at December 31, 2015 and 2014:
	At		At
	December 31,		December 31,
(In thousands)	2015		2014

Residential mortgage:
One-to-four family	$154,624	57.1%	$144,966	61.2%
Home equity	35,002	12.9	36,847	15.6

Total residential mortgage	189,626	70.0	181,813	76.7

Commercial and multi-family real estate	59,642	22.0	31,637	13.4
Construction	10,895	4.0	12,651	5.3
Commercial and industrial	10,275	3.8	9,663	4.1

Total commercial loans	80,812	29.8	53,951	22.8

Consumer loans	493	0.2	1,152	0.5

Total loans receivable	270,931	100.0%	236,916	100.0%

Less:
Loans in process	4,600		1,499
Deferred loan fees	417		334
Allowance	3,602		3,634

Total loans receivable, net	$262,312		$231,449

Other real estate owned (OREO) was reduced to zero as of December 31, 2015 compared to $1.3 million at December 31, 2014.

Total deposits at December 31, 2015 were $262.6 million compared with $266.1 million at December 31, 2014.  Overall, deposits decreased by $3.5 million; however, non-interest-bearing balances increased by $3.3 million while interest-bearing deposits declined $6.8 million year-over-year as the Company focused on deposit pricing and the development of deeper customer relationships. Within non-interest-bearing accounts, growth was experienced in business checking accounts.  Savings and club account growth combined to offset some of the decrease in certificates of deposit during the quarter.

“The year 2015 was a transformative one for the organization.  During the course of the year the Company undertook several significant transformations beginning with the adoption of a December fiscal year end, the expansion of an experienced management team and the successful completion of the Company’s stock offering and transition to a fully publicly held institution”, stated Michael A. Shriner, President and Chief Executive Officer.  “Our staff is working diligently on a core system conversion that is expected to provide a more efficient and effective delivery system for our products and services to position us in the proper direction toward achieving our goal of becoming a high performing organization.  Additionally, our transition to a managed IT function has provided for a stronger infrastructure and has assisted us greatly in managing the increasing risk of cybersecurity.”

Mr. Shriner added, “During 2015, our efforts related to loan production were substantial as well as our management of nonperforming assets indicated by the lack of OREO properties at December 31, 2015.  Non-performing loans to total loans were 2.29% at December 31, 2015 compared to 2.57% at December 31, 2014.

“We are pleased to welcome two new experienced directors to our boards this quarter. Together with the board, Millington Bank and its employees are driven to deliver on the Vision that has been defined with Integrity and Passion” Mr. Shriner concluded.

Forward Looking Statement Disclaimer

The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio, the successful conversion of our core system and our continued ability to manage cybersecurity risks.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB FINANCIAL CORP
(In Thousands, except for per share amount)	(Unaudited)
Statement of Financial Condition Data:	12/31/2015	12/31/2014
Total assets	$375,690	$340,252

Cash and cash equivalents	12,303	7,519

Loans receivable, net	262,312	231,449

Securities held to maturity	78,995	78,518

Deposits	262,598	266,068

Federal Home Loan Bank advances	32,675	30,000

Total stockholders' equity	76,363	41,025

Stock Information:
Number of shares of common stock outstanding	5,954	5,010
Book value per share of common stock*	$12.83	$8.19
Closing market price	$12.50	$8.99

*In in previous quarters, the unallocated shares of ESOP reduced the number of shares used for the calculation and to be consistent with industry releases we have adjusted our calculation to conform and make the date comparable to others within our industry.

	(Unaudited)		(Unaudited)
	For the three months		For the twelve months ended
Summary of Operations:	ended December 31,		December 31,
(In Thousands, except for per share amounts)	2015	2014	2015	2014

Total interest income	$3,123	$2,981	$12,206	$11,990

Total interest expense	522	582	2,156	2,346

Net interest income	2,601	2,399	10,050	9,644

Provision for loan losses	90	-	113	400

Net interest income after provision for loan losses	2,511	2,399	9,937	9,244

Non-interest income	210	162	714	685

Non-interest expense	2,724	2,628	10,024	8,878

(Loss) income before taxes	(3)	(67)	627	1,051

Income tax (benefit) expense	(5)	(58)	184	344

Net income	$2	$(9)	$443	$707

Net income per common share - basic	-	-	0.08	0.13
Net income per common share - diluted	-	-	0.08	0.13

Weighted average number of shares - basic	5,737	5,632	5,685	5,625
Weighted average number of shares - diluted	5,786	5,632	5,717	5,625

Performance Ratios:
Return on average assets annualized	0.00%	(0.01)%	0.12%	0.21%
Return on average common equity annualized	0.01%	(0.09)%	0.79%	1.73%
Net interest margin	2.96%	3.02%	2.95%	3.00%
Efficiency ratio	96.91%	102.62%	93.13%	85.95%
Operating expenses / average assets annualized	2.92%	3.08%	2.77%	2.58%

	For the three months ended
		12/31/15			12/31/14
		Interest			Interest
Average Balance Sheet	Average	Income/		Average	Income/
(In Thousands)	Balance	Expense	Yield	Balance	Expense	Yield
Interest-earning assets:
Loans Receivable	$261,090	$2,660	4.08%	$234,772	$2,537	4.32%
Securities held to maturity	79,112	438	2.21	79,750	423	2.12
Other interest-earning assets	11,490	25	0.87	3,056	21	2.75
Total interest-earning assets	351,692	3,123	3.55	317,578	2,981	3.75
Allowance for Loan Loss	(3,631)			(3,523)
Non-interest-earning assets	24,961			27,719
Total non-interest-earning assets	21,330			24,196
Total Assets	$373,022			$341,774

Interest-bearing liabilities:
NOW & Money Market	$44,789	$19	0.17%	$42,367	$16	0.15%
Savings and club deposits	102,156	58	0.23	99,938	55	0.22
Certificates of deposit	82,741	241	1.17	95,985	318	1.33
Total interest-bearing deposits	229,686	318	0.55	238,290	389	0.65

Federal Home Loan Bank advances	32,675	204	2.50	30,870	193	2.50
Total interest-bearing liabilities	262,361	522	0.80	269,160	582	0.86

Non-interest-bearing deposit	30,462			28,413
Other non-interest-bearing liabilities	3,504			2,858
Total Liabilities	296,327			300,431

Equity	76,695			41,343
Total Liabilities and Equity	$373,022			$341,774

Net Interest Spread		2,601	2.75%		2,399	2.89%

Net Interest Margin			2.96%			3.02%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	134.05%			117.99%

For the twelve months ended
		12/31/15			12/31/14
		Interest			Interest
Average Balance Sheet	Average	Income/		Average	Income/
(In Thousands)	Balance	Expense	Yield	Balance	Expense	Yield
Interest-earning assets:
Loans Receivable	$247,997	$10,376	4.18%	$234,619	$10,095	4.30%
Securities held to maturity	79,868	1,726	2.16	83,338	1,807	2.17
Other interest-earning assets	12,880	104	0.81	3,428	88	2.57
Total interest-earning assets	340,745	12,206	3.58	321,385	11,990	3.73
Allowance for Loan Loss	(3,593)			(3,645)
Non-interest-earning assets	25,066			26,842
Total non-interest-earning assets	21,473			23,197
Total Assets	$362,218			$344,582

Interest-bearing liabilities:
NOW & Money Market	$46,493	$75	0.16%	$41,217	$57	0.14%
Savings and club deposits	101,106	223	0.22	103,345	223	0.22
Certificates of deposit	86,948	1,064	1.22	97,640	1.291	1.32
Total interest-bearing deposits	234,547	1,362	0.58	242,202	1,571	0.65

Federal Home Loan Bank advances	34,087	794	2.33	33,865	775	2.29
Total interest-bearing liabilities	268,634	2,156	0.80	276,067	2,346	0.85

Non-interest-bearing deposit	34,248			24,698
Other non-interest-bearing liabilities	3,135			2,959
Total Liabilities	306,017			303,724

Equity	56,201			40,858
Total Liabilities and Equity	$362,218			$344,582

Net Interest Spread		10,050	2.78%		9,644	2.88%

Net Interest Margin			2.95%			3.00%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	126.84%			116.42%